Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned officers and directors of RenaissanceRe Holdings Ltd., each in his or her individual capacity, hereby constitutes and appoints Stephen H. Weinstein, Mark A. Wilcox, Jeffrey D. Kelly and Gareth S. Bahlmann, and each of them, as his or her true and lawful attorney-in-fact and agent, in any and all capacities, with full power of substitution, to:

To sign the Registration Statement on Form S-4 (the “Registration Statement”) of RenaissanceRe Holdings Ltd. relating to the offering of its common shares in connection with the acquisition by RenaissanceRe Holdings Ltd. of Platinum Underwriters Holdings, Ltd. pursuant to the Agreement and Plan of Merger, dated as of November 23, 2014 (the “Merger Agreement”), by and among RenaissanceRe Holdings Ltd., Platinum Underwriters Holdings, Ltd. and Port Holdings Ltd. (the prospectus contained in the Registration Statement shall also serve as a proxy statement of Platinum Underwriters Holdings, Ltd. in connection with obtaining the required approval by shareholders of Platinum Underwriters Holdings, Ltd. of the Merger Agreement and the merger (the “Merger”) and the transactions contemplated thereby), and any amendments or supplements to the Registration Statement, whether pre-effective or post-effective) and any subsequent registration statement for offerings under the Registration Statement which may be filed under 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney shall remain in effect until the earlier to occur of the date on which the Merger is consummated and the date of termination of the Merger Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney.

/s/ Kevin J. O’Donnell Kevin J. O’Donnell	President, Chief Executive Officer and Director

/s/ Jeffrey D. Kelly Jeffrey D. Kelly	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Mark A. Wilcox Mark A. Wilcox	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Ralph B. Levy Ralph B. Levy	Chair of the Board of Directors

/s/ David C. Bushnell David C. Bushnell	Director

/s/ James L. Gibbons James L. Gibbons	Director

/s/ Brian G. J. Gray Brian G. J. Gray	Director

/s/ Jean D. Hamilton Jean D. Hamilton	Director

/s/ Henry Klehm, III Henry Klehm, III	Director

/s/ W. James MacGinnitie W. James MacGinnitie	Director

/s/ Anthony M. Santomero Anthony M. Santomero	Director

/s/ Nicholas L. Trivisonno Nicholas L. Trivisonno	Director

/s/ Edward J. Zore Edward J. Zore	Director